Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of Eastside Distilling, Inc. and Subsidiary of our report dated April 2, 2018 relating to the 2017 consolidated financial statements of Eastside Distilling, Inc. and Subsidiary, which report was included in the Annual Report on Form 10-K filed on April 2, 2018. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ M&K CPAS, PLLC
Houston, Texas
August 17, 2018